EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Post-Effective Amendment No. 1 to Form S-1/MEF on Registration Statement (Form S-3 No. 333-146777), and the related Prospectus, of Retail Opportunity Investments Corp.,

(2)Registration Statement (Form S-3 No. 333-198974), and the related Prospectus, of Retail Opportunity Investments Corp.,

(3)Registration Statement (Form S-3 ASR No. 333-210413), and the related Prospectus, of Retail Opportunity Investments Corp.,

(4)Registration Statement (Form S-3 ASR Nos. 333-264510 and 333-264510-01), and the related Prospectus, of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP, and

(5)Registration Statement (Form S-8 No. 333-269041) pertaining to the Second Amended and Restated 2009 Equity Incentive Plan of Retail Opportunity Investments Corp.

of our reports dated February 15, 2024, with respect to the consolidated financial statements of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP and the effectiveness of internal control over financial reporting of Retail Opportunity Investments Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2023 and the financial statement schedules of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP included herein.

/s/ Ernst & Young LLP
San Diego, California
February 15, 2024